Exhibit 4.2

THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS DEPOSITARY (THE “DEPOSITARY”), PURSUANT TO A DEPOSIT AGREEMENT AMONG FIFTH THIRD BANCORP, ISSUER, AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS DEPOSITARY, TRANSFER AGENT AND REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS DEPOSITARY HAS AN INTEREST HEREIN. FIFTH THIRD BANCORP Incorporated under the laws of the State of Ohio NUMBER: L-0001 4.500% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL SHARES: 14,000 CUSIP: 316773 DC1 PREFERRED STOCK, SERIES L ($25,000 LIQUIDATION PREFERENCE) This is to certify that American Stock Transfer & Trust Company, LLC, as Depositary is the registered owner of fourteen thousand (14,000) fully paid and non-assessable shares of 4.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series L, no par value, liquidation preference of $25,000 per share (the “Series L Preferred Stock”), of Fifth Third Bancorp, an Ohio corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the signatures of the Corporation’s duly authorized officers. Dated: July 30, 2020 FIFTH THIRD BANCORP By Name: Susan B. Zaunbrecher Title: Executive Vice President, Chief Legal Officer & Corporate Secretary Countersigned and registered: American Stock Transfer & Trust Company, LLC, as Transfer Agent and Registrar By: By: Name: Bryan Preston Title: Senior Vice President & Treasurer Authorized Officer

(REVERSE OF CERTIFICATE) FIFTH THIRD BANCORP The Corporation will furnish without charge, within 5 days after receipt of written request therefor, to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent. Subject to receiving all required regulatory approvals, the Corporation may redeem the Series L Preferred Stock at its option (i) in whole or in part, at any time, or from time to time, on any dividend payment date on or after September 30, 2025, and (ii) in whole, but not in part, at any time prior to September 30, 2025, following the occurrence of a “regulatory capital event” as such term is defined in the Corporation’s Articles of Incorporation, as amended. There will be no sinking fund for the redemption or purchase of the Series L Preferred Stock. No holder of the Series L Preferred Stock will have the right to require the redemption of the Series L Preferred Stock. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM as tenants in common TEN ENT as tenants by the entireties JT TEN as joint tenants with rights of survivorship and not as tenants in common UNIF GIFT MIN ACT Custodian (Cust) (Minor) under Uniform Gift to Minors Act (State) Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated: NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER Signature(s) Guaranteed: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.